The GCG Trust
1475 Dunwoody Drive
West Chester, PA  19380-1478
                                        Tel:  (610) 576-3400
                                        Fax:  (610) 576-3520


                               February 9, 2001


Board of Trustees
The GCG Trust
1475 Dunwoody Drive
West Chester, PA 19380


        Re:  Form N-14 Registration Statement

Trustees:

     I have served as Secretary to The GCG Trust (the "Trust"), a Delaware business trust, in connection with its registration as an open-end management investment company under the Investment Company Act of 1940, as amended, and in connection with its registration of an indefinite number of shares of beneficial interest of its Developing World Series (the "Shares") under the Securities Act of 1933, as amended, to be issued in connection with a combination of the Emerging Markets Series and the Developing World Series of the Trust, with the Developing World Series becoming the surviving Series. In this connection, I have examined the registration statement to be filed by you with the Securities and Exchange Commission on Form N-14 (the "registration statement"). I also am familiar with the actions taken by you at the board of trustees meeting on February 6, 2001, in connection with the authorization, issuance and sale of the Shares.

     I have examined such Trust records, certificates and other documents and reviewed such questions of law as I have considered necessary or appropriate for purposes of this opinion. In my examination of such materials, I have assumed the genuineness of all signatures and the conformity to the original documents of all copies submitted to me. As to various questions of fact material to my opinion, I have relied upon statements of officers and representatives of the Trust and upon representations of the Trust made in the registration statement.

     Based upon the foregoing, I am of the opinion that the Shares, when issued and sold in the manner described in the registration statement, will be legally issued, fully paid and non-assessable.



                                                     Very truly yours,


                                                     /s/ MYLES R. TASHMAN

                                                     Myles R. Tashman